Exhibit 99.1

Archrock Announces Upsizing and Pricing of $800 Million of Senior Notes

HOUSTON, December 15, 2025 – Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced the pricing of an upsized private offering by Archrock Services, L.P. (“Archrock Services”), a wholly-owned subsidiary of Archrock, of $800 million aggregate principal amount of 6.000% senior notes due 2034 (the “Notes”). The Notes were priced at par. The offering is expected to close on Janurary 21, 2026, subject to the satisfaction of customary closing conditions. Archrock Partners Finance Corp., a wholly-owned subsidiary of Archrock Partners, L.P., will serve as co-issuer of the Notes.

Archrock intends to use the net proceeds from the offering of the Notes to repay a portion of the outstanding borrowings under Archrock’s revolving credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, please visit www.archrock.com.

About Archrock Services

Archrock Services is a leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock owns all of the limited and general partnership interests in Archrock Services.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside Archrock or Archrock Services’ control. Forward-looking information includes, but is not limited to: statements regarding Archrock Services’ proposed offering, the completion of such offering, the intended use of net proceeds from the proposed offering, and the impact of market conditions on such offering.

While Archrock and Archrock Services believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Services’ and its customers; conditions in the oil and gas industry, including the level of production of, demand for or price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Services’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 and those reports set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock and Archrock Services expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com